Calculation of Filing Fee Tables
S-8
Reliance Global Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.086 per share, issuable under the Reliance Global Group, Inc. 2025 Equity Incentive Plan, as amended	Other	350,000	$ 3.375	$ 1,181,250.00	0.0001381	$ 163.13
Total Offering Amounts:						$ 1,181,250.00		$ 163.13
Total Fee Offsets:								$ 163.13
Net Fee Due:								$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Reliance Global Group, Inc. 2025 Equity Incentive Plan, as amended (the "Plan"), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock. The share amount also reflects the proportionate adjustment of the Plan share reserve effected pursuant to the anti-dilution provisions of the Plan in connection with the reverse stock split effective May 18, 2026. This Registration Statement covers 350,000 additional shares of the Registrant's Common Stock issuable under the Plan, reflecting the increase in the number of shares authorized for issuance under the Plan approved by the Registrant's stockholders on May 6, 2026. A prior Registration Statement on Form S-8 (File No. 333-288553), filed July 7, 2025, registered the 50,000 shares previously authorized under the Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on June 26 2026, a date within five business days prior to the date of filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Reliance Global Group, Inc.	S-1	333-284218	01/10/2025		$ 163.13	Equity	Common Stock, par value $0.086 per share	87,719,300	$ 110,575,000.00
Fee Offset Sources	2	Reliance Global Group, Inc.	S-1	333-284218		05/06/2025						$ 13,396.25
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant withdrew the registration statement on Form S-1 (File No. 333-284218) by filing a Form RW on June 16, 2025. The withdrawn registration statement on Form S-1 (File No. 333-284218) was not declared effective and no securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due in connection with this Registration Statement against a portion of the $13,396.25 in filing fees previously paid in connection with such withdrawn registration statement.

Offset Note
[2]	The Registrant withdrew the registration statement on Form S-1 (File No. 333-284218) by filing a Form RW on June 16, 2025. The withdrawn registration statement on Form S-1 (File No. 333-284218) was not declared effective and no securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due in connection with this Registration Statement against a portion of the $13,396.25 in filing fees previously paid in connection with such withdrawn registration statement.